Exhibit 99.1

Press Release

Investor Relations Contact:

Rod Cooper (831.439.2371)

rod.j.cooper@seagate.com

Media Relations Contact:

Brian Ziel (831.439.5429)

brian.ziel@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2004 RESULTS

Company reports record shipments of 21.2 million units

New notebook drive shipments reach 312,000 units

Revenues increase $161 million from year-ago quarter

SCOTTS VALLEY, CA – October 21, 2003 – Seagate Technology (NYSE: STX) today reported revenue of $1.74 billion, net income of $198 million, and diluted earnings per share of $0.40 for the quarter ended October 3, 2003, compared to revenue of $1.58 billion, net income of $110 million, and diluted earnings per share of $0.24 in the year-ago quarter. This represents a 10% increase in revenue, an 80% increase in net income and a 67% increase in diluted earnings per share from the year-ago quarter.

“One of Seagate’s primary strategies is to profitably develop and supply reliable, industry-leading products to every major hard drive market,” said Steve Luczo, Seagate chairman and chief executive officer. “The company continued to successfully execute on this strategy, producing strong financial and operational results, achieving significant milestones and seizing growth opportunities despite a dynamic competitive environment.

“During the September quarter we extended our lead in the personal storage market, which includes desktop and consumer electronics applications, and maintained the top position in the enterprise space. We introduced a 100GB/platter drive and a Seagate branded external hard drive for the retail market and are better positioned to supply the growing demand for storage-intensive PC and consumer applications. Momentus, our new notebook drive, has been well received by our OEM customers – shipping 312,000 units during the September quarter. We recently qualified two new top tier OEMs and we’re confident in our ability to meet or exceed our goal of 10% market share as we exit the June 2004 quarter.

Seagate Technology Reports Fiscal First Quarter 2004 Results

“This quarter’s performance underscores Seagate’s ability to produce excellent operating results in a fast-moving, technically complex and highly competitive hard disc drive marketplace while supporting our long-term focus on sustainable value creation and market leadership.”

Financial Review

•	Pricing and Channel Inventory: Price declines for the quarter ended October 3, 2003 were somewhat more competitive than expected. Channel inventory was well-managed and Seagate ended the September quarter with approximately 4.5 weeks of inventory in the channel for personal storage products, which is comparable to the level of channel inventory at the end of the June quarter.

•	Unit Shipments: The company shipped 21.2 million disc drives in the first fiscal quarter, a 27% increase compared to the year-ago quarter and a 34% increase from the June quarter. During the September quarter, Seagate shipped approximately 2.3 million drives for use in consumer electronics applications, compared to 1.2 million in the year-ago quarter.

•	Gross Margin: Gross margin for the first fiscal quarter was 26.9%, compared to 27.6% in the June quarter. The change in gross margin was impacted by price declines and overall product mix, somewhat offset by improved factory efficiencies and utilization.

Dividend Information

The company has declared a quarterly cash distribution of $0.04 per share to be paid on or before November 21, 2003 to all common shareholders of record as of November 7, 2003.

Conference Call

Seagate Technology will hold a conference call to review the fiscal first quarter 2004 results at 2:00 p.m. Pacific Time today. The live webcast of the conference call can be accessed online at www.seagate.com. A replay of the call will be available beginning today at 5:00 p.m. Pacific Time through October 28 at 8:59 p.m. Pacific Time. The replay can be accessed from www.seagate.com or by telephone as follows:

USA: 800-642-1687

International: 706-645-9291

Access code: 2590429

For more information please visit: http://www.seagate.com/newsinfo/invest/financial_info

Seagate Technology Reports Fiscal First Quarter 2004 Results

About Seagate

Seagate is the worldwide leader in the design, manufacturing and marketing of hard disc drives, providing products for a wide-range of Enterprise, PC, Notebook, and Consumer Electronics applications. The company is committed to delivering award-winning products, customer support and reliability, to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to future financial performance, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the variable demand and the aggressive pricing environment for disc drives; the company’s and its competitors’ ability to introduce, qualify, manufacture in volume and sell new products on a timely and cost-effective basis; competitive factors such as the impact of consolidation within the industry and the potential for excess supply; and the impact on operations or demand, particularly in Asia, of a reoccurrence of SARS. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 21, 2003. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Seagate Technology Reports Fiscal First Quarter 2004 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 3, 2003	June 27, 2003 (a)
ASSETS
Cash and cash equivalents	$834	$749
Short-term investments	515	445
Accounts receivable, net	708	611
Affiliate accounts receivable	6	—
Inventories	349	319
Other current assets	174	158

Total Current Assets	2,586	2,282

Property, equipment and leasehold improvements, net	1,090	1,111
Other assets	138	124

Total Assets	$3,814	$3,517

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$759	$640
Affiliate accounts payable	—	11
Accrued employee compensation	153	217
Accrued expenses	345	312
Accrued income taxes	180	179
Current portion of long-term debt	4	4

Total Current Liabilities	1,441	1,363

Other liabilities	86	93
Long-term debt, less current portion	743	745

Total Liabilities	2,270	2,201

Shareholders’ Equity	1,544	1,316

Total Liabilities and Shareholders’ Equity	$3,814	$3,517

(a)  The information in this column was derived from the Company’s audited consolidated balance sheet as of June 27, 2003.

Seagate Technology Reports Fiscal First Quarter 2004 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended
	October 3, 2003	September 27, 2002
Revenue	$1,740	$1,579

Cost of revenue	1,272	1,207
Product development	169	160
Marketing and administrative	78	86
Restructuring costs, net	11	7

Total Operating Expenses	1,530	1,460

Income from Operations	210	119

Interest income	4	4
Interest expense	(12)	(12)
Other, net	(1)	2

Other Income (Expense), net	(9)	(6)

Income before income taxes	201	113
Provision for income taxes	3	3

Net Income	$198	$110

Net income per share:
Basic	$0.44	$0.27
Diluted	0.40	0.24

Number of shares used in per share calculation:
Basic	445	402
Diluted	499	456